                                                                     EXHIBIT 5.1

                                 July 19, 2000

Gadzoox Networks, Inc.
5850 Hellyer Avenue
San Jose, CA95138

     RE: REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-3 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission on or about the date hereof in connection with the registration for resale under the Securities Act of 1933, as amended, of the outstanding shares of your Common Stock (the "Shares") registered hereunder. As your legal counsel, we have also reviewed the proceedings taken by you in connection with the issuance of the Shares.

     It is our opinion that the Shares are validly issued, fully-paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                          Very truly yours,

                                              /s/ WILSON SONSINI GOODRICH &
                                                        ROSATI
                                                 Professional Corporation